                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                            BROADWAY & SEYMOUR, INC.
             (Exact name of registrant, as specified in its charter)

               DELAWARE                                    41-1522214
    (State or other jurisdiction of                      (I.R.S. Employer)
     incorporation or organization)                     Identification No.)

                             128 South Tryon Street
                         Charlotte, North Carolina 28202
                                 (704) 372-4281
                    (Address of principal executive officers)

                                  -------------

                            BROADWAY & SEYMOUR, INC.
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                                  -------------

                                LILLIAN N. WILSON
                             128 South Tryon Street
                         Charlotte, North Carolina 28202
                     (Name and address of agent for service)
                                 (704) 372-4281
          (Telephone number, including area code, of agent for service)

                                  -------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
   Title of securities              Amount to be       Proposed              Proposed               Amount of
     to be registered                registered        maximum               maximum            registration fee
                                                  offering price per    aggregate offering
                                                         unit                 price
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value         875,000 shs.      $12.5625(1)         $10,992,187.50(1)        $3,330.97
(including options under the
Broadway & Seymour, Inc.
1996 Stock Option Plan)
=====================================================================================================================

(1) In accordance with Rule 457(h)(1) of Regulation C, the price for the shares is computed on the basis of the average high and low prices for Common Shares on June 16, 1997 as reported on the NASDAQ National Market System.

================================================================================

                       PART II INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated by reference into this registration statement:

                  (a) The Company's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 containing financial statements for the Company's latest fiscal year for which a Form 10-K was required to have been filed;

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (2) above; and

                  (c) The description of securities contained in the Corporation's registration statement filed under the Securities Exchange Act of 1934 on Form 8-A, (SEC Registration No. 0-20034), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered by this registration statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into the registration statement and to be part thereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

         The Corporation's Restated Certificate of Incorporation contains certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. These provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts such as the breach of a director's duty of loyalty or acts or omissions involving intentional misconduct or a knowing violation of law. The Corporation's Restated Certificate of Incorporation also contains provisions indemnifying the Corporation's directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Item 8.  Exhibits.

Exhibit Number       Description
--------------       -----------

          4          Broadway & Seymour, Inc. 1996 Stock Option Plan

          5          Opinion of Robinson, Bradshaw & Hinson, P.A.

         23.1        Consent of Robinson, Bradshaw & Hinson, P.A. (contained in
                     Exhibit 5)

         23.2        Consent of Price Waterhouse LLP

         24.1        Power of Attorney of Steven S. Elbaum, dated May 27, 1997



                                      II-1

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         24.2        Power of Attorney of David A. Finley, dated May 27, 1997

         24.3        Power of Attorney of Robert J. Kelly, dated May 27, 1997

         24.4        Power of Attorney of Robert J. Levenson, dated May 27, 1997

         24.5        Power of Attorney of George L. McTavish, dated May 27, 1997

         24.6        Power of Attorney of Roger Noall, dated May 27, 1997

         24.7        Power of Attorney of William G. Seymour, dated May 27, 1997

         24.8        Power of Attorney of Alan C. Stanford, dated May 27, 1997


Item 9.  Undertakings.

         The undersigned registrant hereby undertakes as follows:

         (1) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment involving a fundamental change in the information set forth in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (2) The registrant shall remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

         (3) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on May 27, 1997.

                        BROADWAY & SEYMOUR, INC.

                        By: /s/  Alan C. Stanford
                            ------------------------------------
                            Alan C. Stanford
                            Chairman and Chief Executive Officer

                        By: /s/  David A. Finley
                            ------------------------------------
                            David A. Finley
                            Executive Vice President and Chief Financial Officer (principal accounting officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                                Title                                    Date
          ---------                                -----                                    ----

 /s/ Alan C. Stanford               Chairman, Chief Executive Officer and              May 27, 1997
-------------------------------     Director
Alan C. Stanford


 /s/ David A. Finley                Executive Vice President, Chief Financial          May 27, 1997
-------------------------------     Officer and Director
David A. Finley


 /s/ Steven S. Elbaum          *    Director                                           May 27, 1997
-------------------------------
Steven S. Elbaum


 /s/ Robert J. Kelly           *    Director                                           May 27, 1997
-------------------------------
Robert J. Kelly


 /s/ Robert J. Levenson        *    Director                                           May 27, 1997
-------------------------------
Robert J. Levenson


 /s/ George L. McTavish        *    Director                                           May 27, 1997
-------------------------------
George L. McTavish


 /s/ Roger Noall               *    Director                                           May 27, 1997
-------------------------------
Roger Noall


 /s/ William G. Seymour        *    Director                                           May 27, 1997
-------------------------------
William G. Seymour


         * By: /s/ Lilian N. Wilson
               ------------------------------------
               (Lilian N. Wilson, Attorney-in-Fact)



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


                                  EXHIBIT INDEX



Exhibit Number      Description
--------------      -----------


          4         Broadway & Seymour, Inc.
                    1996 Stock Option Plan

          5         Opinion of Robinson, Bradshaw & Hinson, P.A.

         23.1       Consent of Robinson, Bradshaw & Hinson, P.A.
                    (contained in Exhibit 5)

         23.2       Consent of Price Waterhouse LLP

         24.1       Power of Attorney of Steven S. Elbaum, dated May 27, 1997

         24.2       Power of Attorney of David A. Finley, dated May 27, 1997

         24.3       Power of Attorney of Robert J. Kelly, dated May 27, 1997

         24.4       Power of Attorney of Robert J. Levenson, dated May 27, 1997

         24.5       Power of Attorney of George L. McTavish, dated May 27, 1997

         24.6       Power of Attorney of Roger Noall, dated May 27, 1997

         24.7       Power of Attorney of William G. Seymour, dated May 27, 1997

         24.8       Power of Attorney of Alan C. Stanford, dated May 27, 1997




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